UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 1, 2014

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 1, 2014, C.H. Robinson Company Inc. (“Buyer”), a wholly-owned subsidiary of C.H. Robinson Worldwide, Inc. (the “Company”), and Jayhawk Merger Subsidiary, Inc. (“Merger Sub”), a newly-formed, wholly-owned subsidiary of Buyer, entered into a definitive Agreement and Plan of Merger (the “Agreement”) with Freightquote.com, Inc. (“Freightquote”) and Timothy A. Barton as the representative of the stockholders of Freightquote (the “Stockholders’ Representative”). Freightquote is a privately held freight broker based in Kansas City, Missouri that provides services throughout North America. The Company has guaranteed the performance when due of all of Buyer’s obligations under the Agreement.

Pursuant to the Agreement, Merger Sub will be merged into Freightquote, Freightquote will become a wholly-owned subsidiary of Buyer and an indirect, wholly-owned subsidiary of the Company, and Freightquote stockholders and optionholders will receive aggregate consideration in connection with the merger of approximately $365 million in cash, subject to adjustment as provided in the Agreement (including pursuant to a customary working capital adjustment).

Each of the parties to the Agreement has made certain customary representations, warranties and covenants in the Agreement, including, among others, covenants relating to (a) operation of Freightquote and its subsidiaries in the ordinary course of business consistent with past practice, with limitations on certain pre-closing activities; (b) actions required for closing, including required notice filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”); and (c) no third party solicitations of acquisition proposals. The stockholders of Freightquote have approved the Agreement and the merger through a written consent of stockholders holding in excess of 90% of the outstanding voting shares of Freightquote.

Closing of the purchase of Freightquote is expected to occur in the first quarter of 2015 and is subject to various closing conditions, including, among others, the absence of any injunction or other legal prohibition on the completion of the transaction, the accuracy of the representations and warranties of the parties other than inaccuracies that would not be a material adverse effect, material compliance with the parties’ obligations under the Agreement, the absence of a material adverse change with respect to Freightquote, and expiration of all applicable waiting periods under the HSR Act. The Agreement contains indemnification obligations of Buyer and the Freightquote stockholders and optionholders with respect to breaches of representations, warranties and covenants and certain other specified matters, and provides the Company and Freightquote with customary termination rights.

The Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or Freightquote in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company. In particular, the assertions embodied in the representations, warranties, and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the parties to the Agreement, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement have been made for the purposes of allocating risk between the parties to the Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Agreement may not constitute the actual state of facts about the Company or Freightquote. The representations and warranties set forth in the Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or Freightquote or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release and conference call slides announcing the execution of the Agreement and Plan of Merger is attached to this report as Exhibits 99.1 and 99.2. The information contained in Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated December 1, 2014 among C.H. Robinson Company Inc., Jayhawk Merger Subsidiary, Inc., Freightquote.com, Inc., and the Stockholders’ Representative named therein*

99.1	Press Release dated December 1, 2014

99.2	Slides for December 2, 2014 Conference Call

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules to the Merger Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell Vice President, General Counsel and Secretary

Date: December 2, 2014

Exhibit Index

2.1	Agreement and Plan of Merger dated December 1, 2014 among C.H. Robinson Company Inc., Jayhawk Merger Subsidiary, Inc., Freightquote.com, Inc., and the Stockholders’ Representative named therein

99.1	Press Release dated December 1, 2014

99.2	Slides for December 2, 2014 Conference Call